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10.02

                      July 20, 1999

                                                      PERSONAL AND CONFIDENTIAL

                      Mr. Michael Forster
                      #400 - 601 W. Cordova Street
                      Vancouver, B.C.   V6B 1G1

                      Dear Michael:

                      Re:    Management Consulting Agreement

                      The purpose of this letter is to make you an offer of Management Consulting on the following terms and conditions:

                      1)     Position: President, COO, and Director

                      2)     Salary:$140,000 USD per annum

                      3) Term: This Management Consulting agreement is for a period of two years, ending August 31, 2001.

                      4) Stock Options: Smartsources.com will grant 150,000 company options at the allowable price as dictated by rules of the NASD and SEC.

                      5) Termination: In the event you wish to terminate this agreement, you will provide the Company with reasonable notice. In the event that the Company wishes to terminate this agreement, it shall be obligated to provide you with not less than eight months notice or pay in lieu thereof.

                      6) Position Review: Smartsources.com will review the performance and contribution of Michael Forster in the first 6 months of this contract and if the performance is deemed positive will update the position to CEO.


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                      7)     Conditions Precedent: The obligations of both
                             parties to this agreement will be subject to the following:

                      - The Company will receive $2,000,000 million USD in interim financing as currently contemplated.

                      - Michael Forster will stay as a director of Mercury for a period of time.

                      - Michael Forster receives nomination to the Smartsources.com Board of Directors as soon as possible.

                      If you are in agreement with the term and conditions set out in this letter, please sign and return a copy to us.

                      We look forward to continue our relationship with you at Smartsources.com.

                      Sincerely,

                      SMARTSOURCES.COM

                      /s/ Nathan Nifco
                      CHIEF EXECUTIVE OFFICER, DIRECTOR
                      ---------------------------------



                      ---------------------------------
                      MICHAEL J. FORSTER